Exhibit 7









                     =======================================

                        OPTICARE EYE HEALTH CENTERS, INC.

                          REGISTRATION RIGHTS AGREEMENT

                                October __, 1997

                     =======================================

                                TABLE OF CONTENTS
                                -----------------


SECTION 1......................................................................1

REGISTRATION RIGHTS............................................................1
     1.1    CERTAIN DEFINITIONS................................................1
     1.2    HOLDERS' REQUESTED REGISTRATION....................................3
     1.3    COMPANY REGISTRATION...............................................5
     1.4    FORM S-3 REGISTRATION..............................................6
     1.5    EXPENSES OF REGISTRATION...........................................8
     1.6    LOCK-UP............................................................8
     1.7    REGISTRATION PROCEDURES............................................8
     1.8    INDEMNIFICATION...................................................10
     1.9    INFORMATION BY HOLDERS............................................12
     1.10   RULE 144 REPORTING................................................12
     1.11   TERMINATION OF REGISTRATION RIGHTS................................13

SECTION 2.....................................................................13

MISCELLANEOUS.................................................................13
     2.1    GOVERNING LAW.....................................................13
     2.2    SUCCESSORS AND ASSIGNS; ASSIGNMENT OF RIGHTS......................13
     2.3    ENTIRE AGREEMENT; AMENDMENT; WAIVER...............................13
     2.4    NOTICES, ETC......................................................14
     2.5    DELAYS OR OMISSIONS...............................................14
     2.6    RIGHTS; SEPARABILITY..............................................14
     2.7    TITLES AND SUBTITLES..............................................14
     2.8    COUNTERPARTS......................................................14
     2.9    AGGREGATION OF STOCK..............................................14
     2.10   THIRD PARTY BENEFICIARIES.........................................15
     2.11   REMEDIES..........................................................15

SCHEDULE A....................................................................17

                        OPTICARE EYE HEALTH CENTERS, INC.

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of the ____ day of October, 1997, by and among OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation (the "Company"), OXFORD HEALTH PLANS, INC., a Connecticut corporation ("Oxford"), NAZEM OPTICARE PARTNERS, LP, a Delaware limited partnership (the "Partnership"), Christopher Kaufman, an individual ("Kaufman"), Eugene W. Huang, an individual ("Huang"), and ANTHEM HEALTH PLANS, INC., a Connecticut corporation doing business as Anthem Blue Cross and Blue Shield of Connecticut and successor by merger to Blue Cross & Blue Shield of Connecticut, Inc. (hereinafter "BCBS") ("BCBS", with BCBS, Kaufman, Huang, the Partnership and Oxford being referred to collectively as the "Investors").

         WHEREAS, Oxford, the Partnership, Kaufman, Huang and the Company are parties to a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which their respective obligations to purchase shares of the Company's Class A Convertible Preferred Stock, par value $.0l per share (the "Class A Preferred Stock") are conditioned upon the execution and delivery by the Company of this Agreement; and

         WHEREAS, BCBS has heretofore exchanged certain of its shares of the Company's previously outstanding Class B Common Stock, Class C Common Stock and Class D Common Stock for shares of the Company's Class A Preferred Stock and certain of its shares of the Company's previously outstanding Class C Common Stock for shares of the Company's Class B Convertible Preferred Stock, par value $.0l per share ("Class B Preferred Stock") on the understanding that the Company would execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                    SECTION 1

                               REGISTRATION RIGHTS
                               -------------------

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following definitions shall apply:

              "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              "COMMON STOCK" shall mean the Company's Common stock, par value $.01 per share.

              "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

              "HOLDER"  shall  mean  any  holder  of   outstanding   Registrable
Securities.

              "INVESTOR SHARES" shall mean and include (a) the shares of Class A Preferred Stock issued to Oxford, the Partnership, Kaufman, and Huang pursuant to the Stock Purchase Agreement, (b) the shares of Class A Preferred Stock and the shares of the Class B Preferred Stock issued to BCBS pursuant to the exchange that is referred to in the Recitals hereto, (c) the shares of Class B Preferred Stock issued to Oxford and BCBS upon the exercise of warrants issued to Oxford and BCBS pursuant to a Warrant Agreement dated as of the date hereof, among the Company, Oxford, BCBS and others, (d) the shares of Common Stock issued upon conversion of such shares of Class A Preferred Stock or Class B Preferred Stock, and (e) any securities issued or issuable, directly or indirectly, in respect of such Class A Preferred Stock or Class B Preferred Stock or such Common Stock upon any stock split, stock dividend recapitalization or similar event.

              "IPO" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company.

              The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

              "REGISTRABLE SECURITIES" shall mean the Common Stock that is acquired by the Investors upon conversion of shares of Class A Preferred Stock or Class B Preferred Stock that are Investor Shares; PROVIDED, HOWEVER, that Registrable Securities shall not include any shares of Common Stock that have previously been registered or sold to the public or any Investor Shares that have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

              "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). Registration Expenses shall not include Selling Expenses or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees and disbursements of more than one counsel for the Investors.

              "RULE 144" shall mean Rule 144 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

              "RULE 145" shall mean Rule 145 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

              "RULE 415" shall mean Rule 415 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

              "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

              "STOCKHOLDERS' AGREEMENT" shall mean the Amended and Restated Stockholders' Agreement dated as of the date hereof, among the Company, the Investors and others.

         1.2  HOLDERS' REQUESTED REGISTRATION.

              (a) REQUEST FOR REGISTRATION. In case, at any time after the earlier of (i) the third anniversary of the Closing under (and as defined in) the Stock Purchase Agreement and (ii) the closing of an IPO, the Company shall receive a written request from any Holders (the "Initiating Holders") that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities held by such Initiating Holders, then the Company shall:

                   (i)   promptly   give   written   notice   of  the   proposed
registration, qualification, or compliance to all other Holders; and

                   (ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 20 days after the date the Company mails such written notice.

         Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.2:

                        (A) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                        (B) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); PROVIDED, HOWEVER, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                        (C) If the anticipated aggregate gross offering price to the public of the Registrable Securities proposed to be sold by the Initiating Holders will not aggregate at least $5,000,000; or

                        (D) If the Company has, within the twelve-month period preceding the date of such request, already effected a registration for any Holders pursuant to this Section 1.2.; or

                        (E)  If   the   Company   has   already   effected   two
registrations for any Holders pursuant to this Section 1.2, excluding any registration made pursuant to this Section 1.2 that does not, by reason of a limitation of the number of Registrable Securities to be underwritten made as contemplated by Section 1.2(b), result in an aggregate gross offering price to the public of Registrable Securities of $5,000,000 or more.

         Subject to the foregoing clauses (A), (B), (C), (D) and (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered (and, in the Company's discretion, also covering shares that the Company itself then desires to sell) as soon as practicable, and in any event within 120 days, in the case of an initial public offering requested pursuant to this Section 1.2, and 60 days in all other cases, after receipt of the request or request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may defer filing such a registration statement for a period of six months if it believes that a deferral would be in the best interests of its shareholders.

              (b) UNDERWRITING. The right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders intending to participate in such registration and such Holder with respect to such participation and inclusion) to the extent provided herein.

         The Company shall (together with all Holders selling Registrable Securities) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter is reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Company and all Holders as follows: First, to the Company so as to permit the Company to include shares that the Company desires to sell, up to, but not in excess of the greater of (A) 50% of the total number of shares which may be included or (B) the amount by which the total number of shares which may be included exceeds the number of shares which all Holders have requested to be included; and second to the participating Holders of Registrable Securities pro rata, in proportion to the respective amounts of Registrable Securities held by such Holders of Registrable Securities at the time of the filing of the Registration Statement, up to, but not in excess of, the remaining number of shares which may be included. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares.

         If any Holder or other holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall use its best efforts to offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the effect of the underwriter limitation in this Section 1.2(b).

         1.3  COMPANY REGISTRATION.

              (a) NOTICE OF REGISTRATION. If at any time or from time to time, the Company shall determine to register in an underwritten offering any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company shall:

                   (i) promptly give to each Holder written notice thereof; and

                   (ii) include  in   such   registration   (and   any   related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the

Registrable Securities specified in a written request by each Holder received by the Company within 20 days after the Company mails such written notice, subject to the provisions below.

              (b) UNDERWRITING. The right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of Registrable Securities of such Holder in the underwriting to the extent provided herein. Those parties proposing to distribute their securities through such underwritings shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provisions of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten or a limitation on the number of Registrable Securities or other securities to be underwritten, the managing underwriter may limit the Registrable Securities or other securities to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Company, the Holders and the other holders as follows: First, to the Company so as to permit the Company to include all shares that the Company desires to sell; second, to the participating Holders of Registrable Securities pro rata, in proportion to the respective amounts of Registrable Securities held by such participating Holders of Registrable Securities at the time of the filing of the registration statement; and third, to all other participating holders pro rata, in proportion to the respective amounts of securities entitled to inclusion in such registration held by all such other participating holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                   (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         1.4 FORM S-3 REGISTRATION. After its IPO, the Company shall use its best efforts to qualify for registration on Form S-3. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, any Investors owning Registrable Securities which constitute at least 15% of the outstanding Common Stock of the Company (determined on an as-converted basis) shall have the right to request registration on Form S-3 (all such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); PROVIDED, HOWEVER, that Investors owning Registrable Securities which constitute less than 15% of the outstanding Common Stock of the Company

(determined on an as-converted basis) shall have the right to request registration on Form S-3 if the anticipated aggregate gross offering price to the public exceeds $500,000; AND PROVIDED, FURTHER, that no request will be honored with respect to proposed S-3 offerings which do not have an anticipated aggregate offering price to the public of at least $500,000. In case the Company shall receive from an Initiating Holder or Holders a written request that the Company effect a registration on Form S-3 and any related state securities qualification or blue sky compliance with respect to such an amount of the Registrable Securities owned by such Initiating Holder or Holders, the Company shall:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

              (b) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this
Section 1.4: (1) if Form S-3 is not  available  for such  offering by Holder(s);
(2) if the Company has, within the twelve-month period preceding the date of such request, already effected two registrations on Form S-3 for any Holders pursuant to this Section 1.4; or (3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         Subject to the foregoing, the Company shall effect such registration. qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder or other Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3.

         If the registration to be effected pursuant to this Section 1.4 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to the Company and selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such

Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among the Holders of Registrable Securities and other holders as follows: First, to the participating Holders of Registrable Securities pro rata in proportion to the respective amounts of Registrable Securities held by each of such participating Holders of Registrable Securities at the time of filing of the registration statement; and second, to all other holders pro rata in proportion to the respective amounts of securities, if any, entitled to inclusion in such registration held by all such other participating holders. Any Registrable Securities or other securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

         1.5 EXPENSES OF REGISTRATION. All Registration Expenses shall be borne by the Company; PROVIDED, HOWEVER, that in connection with any registration of securities, the Company shall only be responsible for the fees and disbursements of one counsel for the Holders (selected by Holders of at least 51% of the Registrable Securities participating in the offering). All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.6 LOCK-UP. Each of the Holders hereby agrees not to offer, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person (other than those included in the registration) which at the time of the effective date of such registration statement may be sold or otherwise transferred in reliance upon Rule 144 during the period of time (not to exceed 180 days) determined by the Board of Directors of the Company upon advice of its managing underwriter, from and after the effective date of the registration statement for the Company's IPO; provided that the obligations of the Holders under this Section 1.6 shall not apply unless each officer and director of the Company and each holder of five percent (5%) of the Company's voting securities then outstanding, in each case, who are not signatories to this Agreement, are bound by similar restrictions. Such restriction shall not apply to shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such shares until the end of such period. The obligations described in this Section 1.6 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future or to a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

         1.7 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Section 1 to use its best efforts to effect promptly the registration of Registrable Securities the Company shall use its best efforts to:

              (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective as provided herein.

              (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities but for no longer than one hundred eighty (180) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information); PROVIDED, HOWEVER, that (i) such period shall be extended for a period of time equal to the period the underwriter recommends that all the Holders refrain from selling the securities included in such registration due to marketing conditions or other conditions which adversely affect the offer and sale of such securities; and (ii) in the case of any registration of Registrable Securities on Form S-3 which is intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement.

              (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

              (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

              (e) Cause all such Registrable Securities registered pursuant to such registration statement hereunder to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted.

              (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number of all such Registrable Securities not later than the effective date of such registration.

              (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

              (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 or 1.3 hereof, will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

              (i) Prevent any seller of Registrable Securities from effecting sales of shares covered by any registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

         1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

              (a) The Company will indemnify each Holder, each of its officers, directors, shareholders and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, any prospectus contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, shareholders and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein. If the Holders are represented by counsel other than counsel for the Company, the Company shall not be obligated under this Section 1.8 to reimburse legal fees and expenses of more than one separate counsel for the Holders unless any Holder(s) shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the other Holders.

              (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, and, prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

              (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained in this
Section 1.8(c), the Indemnified Party shall have the right to employ its own counsel in any action, claim, litigation, proceeding or investigation. and the fees and expenses thereof shall be borne by the Indemnified Party, unless the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall bear all of such Indemnified Party's legal and other fees and expenses which arise in defense thereof. In such event, the Indemnifying Party shall not have the right to direct the defense of such action, claim, litigation, proceeding or investigation on behalf of the Indemnified Party.

              (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of Indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         1.9 INFORMATION BY HOLDERS. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company shall use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144, beginning 90 days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 4 of the Exchange Act, or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act;

              (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

              (c) Furnish to any Holder promptly upon request, a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.11 TERMINATION OF REGISTRATION RIGHTS. The rights of each Holder under this Section 1 shall terminate at such time after the Company's initial IPO as such Holder's Registrable Securities may be sold immediately without registration during any 90-day period in reliance upon Rule 144; PROVIDED, HOWEVER, that this Section 1.11 shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding Common Stock (determined on an as-converted basis) until such time thereafter as the Holder owns less than one percent (1%) of the outstanding Common Stock of the Company (determined as aforesaid).

                                    SECTION 2

                                  MISCELLANEOUS
                                  -------------

         2.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Connecticut, as applied to agreements among Connecticut residents entered into and to be performed entirely within Connecticut.

         2.2 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF RIGHTS. Subject to the terms and conditions of the rights and benefits of an Investor hereunder may be assigned to a transferee or assignee in connection with transfer or assignment of any Registrable Securities owned by such Investor (A) to any person or entity which is a majority-owned subsidiary of such Investor, or controls, is controlled by or under common control with such Investor, (B) to any other person or entity provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) such transferee or assignee acquires at least one percent (1%) of the shares of Registrable Securities, (c) such transfer otherwise complies with this Agreement, and (d) such assignee or transferee executes a written instrument agreeing to be bound by the terms and provisions of this Agreement, (C) to a constituent partner of an Investor or the estate of such a constituent partner or to a liquidating trust for the benefit of such partners, (D) to a successor trustee of an Investor in its capacity as trustee and (E) to any ancestor, descendant or spouse of an Investor or to trusts or other entities for the sole benefit thereof or of the Investor. Any such transfer or assignment permitted hereby shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         2.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least fifty-one percent (51%) of the outstanding Registrable Securities and any such amendment, waiver, discharge or termination shall be binding upon all the parties hereto, but in no event shall the obligation of any Party hereto be materially increased, except upon the written consent of such party.

         2.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to an Investor, as indicated on the list of Investors attached hereto as Schedule A, or at such other address as such Investor or permitted assignee shall have furnished to the Company in writing and (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Investor in writing, with a copy (which shall not constitute notice) to Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut 06901, Attention: Harold B. Finn III, Esq., telecopier no. (203) 348-5777. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

         2.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Investors upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default or be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement or any waiver on the part of any Investor of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

         2.6 RIGHTS; SEPARABILITY. Unless otherwise expressly provided herein, the rights of an Investor hereunder are several rights, not rights jointly held with any of the other Investors. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.7  TITLES  AND   SUBTITLES.   The  titles  of  the   paragraphs   and
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         2.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability, of any rights under this Agreement.

         2.10 THIRD PARTY BENEFICIARIES. The covenants and agreements set forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

         2.11 REMEDIES. The parties to this Agreement acknowledge and agree that a breach of any of the covenants of the Company or the Investors set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing, parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

                                      COMPANY:

                                      OPTICARE EYE HEALTH CENTERS, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      INVESTORS:

                                      OXFORD HEALTH PLANS, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      ANTHEM HEALTH PLANS, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      NAZEM OPTICARE PARTNERS, LP

                                      By FRED NAZEM LLC, General Partner



                                      By:
                                         ---------------------------------------
                                         Name:   Fred Nazem
                                         Title:  Managing Member



                                      ------------------------------------------
                                                  Christopher Kaufman



                                      ------------------------------------------
                                                    Eugene W. Huang

                                                                      SCHEDULE A
                                                                      ----------


                              SCHEDULE OF INVESTORS


Name and Address of Investors
-----------------------------

Anthem Blue Cross and Blue Shield of Connecticut
370 Bassett Road
North Haven, CT 06473
Attention: Peter Thorkelson, Esq.

Oxford Health Plans, Inc.
800 Connecticut Avenue
4th Floor West
Norwalk, CT 06854
Attention: Jeffrey Boyd, Esq.

Nazem OptiCare Partners, LP
645 Madison Avenue
New York, NY 10022
Attention: Fred Nazem

Eugene W. Huang
3 High Noon Rd.
Weston, Connecticut 06883

Christopher Kaufman, Esq.
19 Blue Ridge Lane
Woodside, CA 94062